Exhibit 21.1

Subsidiaries of Amazon Goldsands Ltd.

Subsidiary Name	State or Other Jurisdiction of Incorporation	Names under which subsidiary will do business
Beardmore Holdings, Inc.	Panama	Beardmore Holdings, Inc.